UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55021	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3876 Bay Center Place

Hayward Ca 94545

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On October 31, 2013, the Compensation Committee of the Board of Directors of CymaBay Therapeutics, Inc. took the following compensation actions with respect to CymaBay’s chief executive officer and other “named executive officers” as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

Option Grants

Approved stock option grants under CymaBay’s 2013 Equity Incentive Plan to the following Officers:

Executive Officer	Title	Shares subject to Option
Harold Van Wart	President and Chief Executive Officer	207,724
Charles McWherter	Senior Vice President, Research and Preclinical Development	62,430

The options vests over a four-year period, with one-third of the shares subject to the option vesting on the grant date of October 31, 2013, and the remaining 2/3 of the shares subject to the option vesting ratably on a monthly basis over the following forty-eight (48) months.

2014 Target Bonuses

Approved the 2014 target cash bonuses for the Officers based on CymaBay’s performance as against targets to be established by the Compensation Committee, as follows:

Executive Officer	Title	% of Salary
Harold Van Wart	President and Chief Executive Officer	50%
Charles McWherter	Senior Vice President, Research and Preclinical Development	35%

2014 Salaries

Approved the 2014 salaries for the Officers, to be effective October 16, 2013, as follows:

Executive Officer	Title	2014 Salary
Harold Van Wart	President and Chief Executive Officer	$500,000
Charles McWherter	Senior Vice President, Research and Preclinical Development	$343,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Harold Van Wart
Name:	Harold Van Wart
Title:	Chief Executive Officer

Dated: November 5, 2013